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                                                                   Exhibit 10.19

                        FIFTH AMENDMENT TO OFFICE LEASE

    This Fifth Amendment to Office Lease ("Fifth Amendment") is made and entered into this 10th day of October, 2000 by and between North Block Partnership ("Landlord") and Agile Software Corporation, a Delaware Corporation ("Tenant").

                                   RECITALS

1. Tenant (formerly, Agile Software Corporation, a California Corporation) and Landlord are parties to that certain Office Lease by and between Landlord and Tenant dated May 30, 1996, Addendum to Lease dated March 20, 1996, First Amendment dated October 15, 1996, Second Amendment dated March 12, 1998, Third Amendment dated September 18, 1998, and Fourth Amendment dated April 6, 1999 covering 13,000 rentable square feet on the twelfth floor, 2,477 rentable square feet on the eleventh floor, 4,685 rentable square feet on the sixth floor and 13,000 rentable square feet on the third floor of the building located at One Almaden Boulevard, San Jose, California, ("Building")

2. Tenant wishes to lease from Landlord and Landlord wishes to lease to Tenant certain additional office premises in the Building. Tenant and Landlord also wish to extend the Term of the Lease and add premises currently under option to the Lease.

Therefore, Tenant and Landlord agree to amend the Lease as follows:

1.  PREMISES

    1.1. Upon the commencement dates described herein, the Suite 400 Additional Premises, the Suite 620 Additional Premises, the Suite 640 Additional Premises, the Suite 705 Additional Premises, the Suite 1000 Additional Premises and the Suite 1100 Additional Premises as depicted in the attached Exhibit A-5 will be added to the Premises under the Lease and will become subject to all the applicable terms thereof. The Premises under Lease will then be comprised of the following areas:

                 Suite 300 Additional Premises      13,000 Rentable Sq. Ft.
                 Suite 400 Additional Premises      13,000 Rentable Sq. Ft
                 Suite 600 Additional Premises       4,685 Rentable Sq. Ft.
                 Suite 610 Additional Premises       3,060 Rentable Sq. Ft.
                 Suite 620 Additional Premises       2,866 Rentable Sq. Ft.
                 Suite 635 Additional Premises         975 Rentable Sq. Ft.
                 Suite 640 Additional Premises       1,178 Rentable Sq. Ft.
                 Suite 705 Additional Premises       1,466 Rentable Sq. Ft.
                 Suite 1000 Additional Premises     13,000 Rentable Sq. Ft
                 Suite 1100 Additional Premises 10,523 Rentable Sq. Ft. Suite 1101 Additional Premises 2,477 Rentable Sq. Ft.
                 Suite 1200                         13,000 Rentable Sq. Ft.
                                                    -----------------------

                 Total                              79,230 Rentable Sq. Ft.

2.  TERM

    2.1. The Term of the Lease is extended for a period of thirty-six (36) months, from September 1, 2002 through August 31, 2005 (the "Second Extended Term"). This paragraph

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         supersedes and cancels the provisions of Article 4 of the Second
         Amendment (Option to Renew) and Article 10 of the Fourth Amendment
                    ---------------
         (Option to Extend Term - Suite 300). This extension of term applies to
          ---------------------------------
         the Suite 300 Additional Premises, the Suite 600 Additional Premises, the Suite 1101 Additional Premises and Suite 1200.

    2.2. The term for the Suite 620 Additional Premises shall be for a period of fifty-five (55) months, commencing February 1, 2001 and expiring concurrently with the Term of the Lease on August 31, 2005.

    2.3. The term for the Suite 400 Additional Premises and the Suite 705 Additional Premises shall be for a period of fifty-three (53) months, commencing April 1, 2001 and expiring concurrently with the Term of the Lease on August 31, 2005.

    2.4. The term for the Suite 1000 Additional Premises shall be for a period of forty-seven (47) months, commencing October 1, 2001 and expiring concurrently with the Term of the Lease on August 31, 2005.

    2.5. The term for the Suite 610 Additional Premises, the Suite 635 Additional Premises and the Suite 640 Additional Premises shall be for a period of forty-four (44) months, commencing January 1, 2002 and expiring concurrently with the Term of the Lease on August 31, 2005.

    2.6. The term for the Suite 1100 Additional Premises shall be for a period of thirty-six (36) months, commencing September 1, 2002 and expiring concurrently with the Term of the Lease on August 31, 2005, provided that Phoenix Technologies or its successor does not exercise its option to extend its lease of Suite 1100. This paragraph supersedes and cancels the provisions of Article 5 of the Second Amendment (Option to
                                                                      ---------
         Extend and Expand - 11/th/ Floor).
         --------------------------------

3.  RENT

    3.1. Effective upon the respective commencement dates specified in Article 2 of this Fifth Amendment, and continuing through August 31, 2003, monthly Base Rent due for the Suite 400 Additional Premises, the Suite 610 Additional Premises, the Suite 620 Additional Premises, the Suite 635 Additional premises, the Suite 640 Additional Premises, the Suite 705 Additional Premises, the Suite 1000 Additional Premises and the Suite 1100 Additional Premises shall be calculated at the rate of $2.95 per rentable square foot per month.

    3.2. Effective September 1, 2002 and continuing through August 31, 2003, monthly Base Rent due for the Suite 300 Additional Premises, the Suite 600 Additional Premises, the Suite 1101 Additional Premises and Suite 1200 shall be calculated at the rate of $2.95 per rentable square foot per month.

    3.3. After August 31, 2003, monthly Base Rent for all of the Premises under the Lease shall increase four percent (4%) annually, with increases effective September 1, 2003 and September 1, 2004.

    3.4. A summary of Base Rent follows:

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4.  TAXES AND OPERATING EXPENSES ESCALATION

    4.1. Effective September 1, 2002 and continuing through the Second Extended Term, Tenant shall pay to Landlord its prorata share of Expenses for the following Premises to the extent the Expenses exceed the Expenses for calendar year 2001:

                         Suite 300 Additional Premises
                         Suite 600 Additional Premises
                         Suite 1101 Additional Premises
                         Suite 1200.

    4.2. Therefore, in Article 6 of the Lease, all references to Base Year, Real Estate Tax Base Year, or Base Year Expenses shall be changed to calendar year 2001 insofar as they relate to the Premises referenced in the foregoing Paragraph 4.1. Tenant's prorata share for these Premises per Paragraph 6.2 of the Lease shall be calculated using the floor areas listed in Paragraph 1.1 of this Fifth Amendment as the numerator. This change of Base Year for the Second Extended Term of the Lease does not alter the obligations of Landlord to give credit nor Tenant to make payments pursuant to Paragraph 6.3 of the Lease for Expenses incurred during that portion of the Term prior to September 1, 2000.

    4.3. Effective upon the commencement dates designated in Article 2 of this Fifth Amendment and continuing throughout the Term, Tenant shall pay to Landlord its prorata share of Expenses for each of the following areas of the Premises to the extent the Expenses exceed the Expenses for calendar year 2001.

              Area:                                 Commencement Date:
              ----                                  -----------------

              Suite 400 Additional Premises         04/01/2001
              Suite 610 Additional Premises         01/01/2002
              Suite 620 Additional Premises         02/01/2001
              Suite 635 Additional Premises         01/01/2002
              Suite 640 Additional Premises         01/01/2002
              Suite 705 Additional Premises         04/01/2001
              Suite 1000 Additional Premises        10/01/2001
              Suite 1100 Additional Premises        09/01/2002


    4.4. Therefore, in Article 6 of the Lease, all references to Base Year, Real Estate Tax Base Year, or Base Year Expenses shall be changed to calendar year 2001 insofar as they relate to the Premises referenced in the foregoing Paragraph 4.3. Tenant's prorata share for these Premises per Paragraph 6.2 of the Lease shall be calculated using the floor areas listed in Paragraph 1.1 of this Fifth Amendment as the numerator. None of the foregoing shall alter the Base Year or Tenant's obligations applicable to any other portion of the Premises under this Lease.

5.  CONSIDERATION

    5.1. Upon execution of this Amendment, Tenant shall deposit with Landlord the sum of one hundred thirty-five thousand five hundred ten dollars and seventy-three cents ($135,510.73) to serve as additional Security Deposit, apportioned as follows:

                  Suite 400 Additional Premises     $41,479.36
                  Suite 610 Additional Premises     $ 9,763.60
                  Suite 620 Additional Premises     $ 9,144.60

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                  Suite 635 Additional Premises     $ 3,110.95
                  Suite 640 Additional Premises     $ 3,758.67
                  Suite 705 Additional Premises     $ 4,677.60
                  Suite 1000 Additional Premises    $30,000.00
                  Suite 1100 Additional Premises    $33,575.95


6.  CONDITION OF PREMISES

    6.1. Tenant accepts all of the Premises strictly "as-is" except that Landlord and Tenant shall mutually verify that any Additional Premises not previously occupied by Tenant shall be left in good order and repair by the previous tenant, normal wear and tear excepted. Should corrections be required as result of inspection of Additional Premises by Landlord and Tenant, Landlord shall cause such corrections to be made promptly and without interference to Tenant's occupancy. Such corrections shall be made without expense to Tenant

    6.2. Landlord acknowledges that Tenant may, during the Term of the Lease and at its own expense, elect to remove the interior stairwell connecting the Suite 300 Additional Premises with the Suite 400 Additional Premises. If such removal is accomplished, the floors, walls, ceilings, finishes and building systems in the area of the removal shall be restored to be consistent with the construction quality of the balance of the floors involved. Landlord further acknowledges that Tenant may also elect to leave the stairwell intact and remove the existing enclosure around the stairwell on the fourth floor. All such alterations shall be made in accordance with the applicable provisions of this Lease.

7.  PARKING

    7.1. No free parking is included with the lease of the Suite 400, 610, 620, 635, 640, 705, 1000 and 1100 Additional Premises. Throughout the Term of this Lease, Tenant is granted the right to purchase up to two (2) parking spaces for each one thousand square feet under lease in Suites 400, 610, 620, 635, 640, 705 and 1000 plus 30 spaces allocated to Suite 1100, for a total of one hundred one (101) spaces. Such parking shall be located within Almaden Financial Plaza and shall be at market rates.

    7.2. Beginning September 1, 2002, no free parking shall be included with the lease of Suites 300, 600, 1101 and 1200. Throughout the Second Extended Term, Tenant is granted the right to purchase up to two (2) parking spaces for each one thousand square feet under lease in Suites 300, 600 and 1101 plus fifty-two spaces allocated to Suite 1200, for a total of ninety-two (92) spaces. Such parking shall be located within Almaden Financial Plaza and shall be at market rates. When effective, the provisions of this Paragraph 7.2 shall cancel and supersede Article 37 of the Lease, Paragraph 7.1 of the First Amendment, Paragraph 8.1 of the Third amendment and Paragraph 8.1 of the Fourth Amendment.

    7.3. All parking spaces provided or purchased pursuant to this Lease shall be for passenger vehicles which fit inside the parking structure. Tenant agrees to be bound by the reasonable rules and regulations of the garage operator covering the use of the parking facility.

    7.4. Tenant agrees not to assign, sublet or in any way transfer the right to the use of the parking spaces, except to any successor to Tenant's Premises.

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8.  BROKER REPRESENTATION

    8.1. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by or awarded to such broker or agent with respect to this Amendment.

    OTHER THAN THE FOREGOING, all other terms, covenants and conditions of the Lease as far as applicable remain unchanged.

    IN WITNESS WHEREOF, the parties hereto have subscribed their names and executed this Fifth Amendment the day and year written below.

NORTH BLOCK PARTNERSHIP                      AGILE SOFTWARE CORPORATION,
a California limited partnership             a Delaware Corporation
Landlord                                     Tenant

  By: Second Tower
      Its General Partner

                                             By: /s/ Thomas P. Shanahan
                                                -----------------------
                                                    Thomas P. Shanahan


  By:  /s/ Lewis N. Wolff                    Its:_______________________
      ---------------------------
      Lewis N. Wolff


  Date:  10/10/00
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